Exhibit 1.1

LPATH, INC.

2,366,000 Shares

Class A Common Stock
UNDERWRITING AGREEMENT

December 14, 2012

Summer Street Research Partners
101 Arch Street

Boston, MA 02110

Dear Ladies and Gentlemen:

Lpath, Inc., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Summer Street Research Partners (the “Underwriter”) an aggregate of 2,366,000 authorized but unissued shares (the “Firm Shares”) of Class A Common Stock, par value $0.001 per share (the “Common Stock”), of the Company.  The Company has granted the Underwriter, pursuant to the terms and conditions set forth in Section 4 hereof, the option to purchase an aggregate of up to an additional 354,900 shares of Common Stock (the “Option Shares”) as may be necessary to cover over-allotments made in connection with the offering.  The Firm Shares and Option Shares are collectively referred to as the “Shares”

The Company and the Underwriter hereby confirm their agreement as follows:

1.             Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-184741) under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement.  Such registration statement, as amended (including any post effective amendments) has been declared effective by the Commission.  Such registration statement, including amendments thereto (including post effective amendments thereto) at such time, the exhibits and any schedules thereto at such time and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”  If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Shares to a form of prospectus included in the Registration Statement.  The form of prospectus included in the Registration Statement at the time it was declared effective by the Commission, as it may have been amended, modified, or supplemented and filed with the Commission after such effective date and prior to the date hereof pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Base Prospectus,” and such final prospectus supplement as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.”  Such Final Prospectus and any preliminary prospectus supplement or “red herring” relating to the Shares in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented), is hereinafter called a “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus, any Prospectus and any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Interactive Data Electronic Applications system.  All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Final Prospectus or any Prospectus shall be deemed to mean and include any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.             Representations and Warranties of the Company Regarding the Offering.

(a)           The Company represents and warrants to, and agrees with, the Underwriter, as of the date hereof and as of the Closing Date (as defined in Section 4(c) below), except as otherwise indicated, as follows:

(i)            At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Disclosure Package (as defined in Section 2(a)(iii)(A)(1) below) as of the date hereof and at the Closing Date, any roadshow or investor presentations delivered to and approved by the Underwriters for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”) as of the time of their use and at the Closing Date, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f).  The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)           The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Disclosure Package and the Marketing Materials.

(iii)          (A) The Company has provided a copy to the Underwriter of each Issuer Free Writing Prospectus (as defined below) used in the sale of the Shares.  The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, since its first use and at all relevant times since then, no Issuer Free Writing Prospectus has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus.  The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f).  As used in this paragraph and elsewhere in this Agreement:

(1)           “Time of Sale Disclosure Package” means the Base Prospectus, the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Issuer Free Writing Prospectus, and any description of the transaction provided by the Underwriter included on Schedule I.

(2)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)          At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)          Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(iv)          The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials.

(v)           All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(vi)          The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Capital Market. There is no action pending by the Company or, to the Company’s knowledge, the Nasdaq Capital Market to delist the Common Stock from the Nasdaq Capital Market.  Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not received any notification that the Nasdaq Capital Market is contemplating terminating such listing.  When issued, the Shares will be listed on the Nasdaq Capital Market.

(vii)     The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(viii)        The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(b)           Any certificate signed by any officer of the Company and delivered to the Underwriter or to its counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3.             Representations and Warranties Regarding the Company.

(a)           The Company represents and warrants to and agrees with, the Underwriter, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as follows:

(i)            The Company and each Subsidiary (as defined below) has been duly organized and is validly existing as a corporation in good standing (or the foreign equivalent thereof) under the laws of each of their respective jurisdictions of organization.  The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority (i) would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business or prospects of the Company or any Subsidiary, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).  The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: Lpath Therapeutics Inc. (each, a “Subsidiary” and, collectively, the “Subsidiaries”).

(ii)           The Company has the full right, power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder; and this Agreement have been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(iii)          The Shares have been duly authorized and the Shares, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(iv)          The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in all material respects in compliance with United States federal and state securities laws, and conform to the description thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.  As of September 30, 2012, there were 10,536,717 shares of Common Stock issued and outstanding, no shares of Preferred Stock, par value $0.001 of the Company, issued and outstanding and 2,810,210 shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities, and the vesting of restricted stock units, outstanding as of such date.  Since such date, the Company has not issued any securities, other than Common Stock of the Company issued pursuant to the exercise of stock options or warrants, or the vesting of restricted stock units, previously outstanding under the Company’s stock incentive plans or the issuance of options, Common Stock, or restricted stock units pursuant to such plans (collectively, “Excluded Issuances”).  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in all material respects in compliance with United States federal and state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Subsidiary other than those described above or accurately described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(v)           All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned Subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(vi)          The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Shares by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both): (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject (each, a “Contract” and, collectively, the “Contracts”); (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any Subsidiary; or, (iii) to the Company’s knowledge, result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties or assets, except with respect to clauses (i) and (iii), any conflicts, breaches, violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(vii)         Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws and FINRA in connection with the Offering, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offering or the consummation of the transactions contemplated hereby or thereby.

(viii)        Moss Adams LLP, who have audited certain financial statements and related schedules included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).  Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Moss Adams has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(ix)          The financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly present in all material respects the financial position and the results of operations and cash flows of the Company and its Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act.  No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the Time of Sale Disclosure Package, or the

Final Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.  The pro forma and pro forma as adjusted financial information and the related notes included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, if any, have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(x)           Neither the Company nor any Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus; and, since such date, there has not been any change in the capital stock (other than Excluded Issuances) or long-term debt of the Company or any Subsidiary or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, management, financial position, prospects, shareholders’ equity or results of operations of the Company or any Subsidiary, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(xi)          Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there is no legal or governmental action, suit, claim or proceeding pending to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any Subsidiary could reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xii)         Neither the Company nor any Subsidiary is in (i) violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) to the Company’s knowledge, violation of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets is subject except, in the case of clauses (ii) and (iii) of this paragraph(s), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(xiii)        The Company and each Subsidiary possesses all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties or the conduct of their respective businesses as currently conducted as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect.  The Company and each Subsidiary is in compliance with all such Governmental Permits, and all such Governmental Permits are valid and in full force and effect, except where any non-compliance or the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect.  To the Company’s knowledge, all such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits.  Neither the Company nor any Subsidiary has received notification of any revocation or modification (or proceedings related thereto) of any such Governmental Permit and, to the Company’s knowledge, there is no reason to believe that any such Governmental Permit will not be renewed.

(xiv)        Neither the Company nor any Subsidiary is or, after giving effect to the offering and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xv)         Neither the Company nor any Subsidiary, nor to the Company’s knowledge, any of the Company’s and any Subsidiary’s officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(xvi)        To the best of the Company’s knowledge, the Company and each Subsidiary owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently conducted, and as proposed to be conducted and described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and the

Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any Subsidiary with respect to the foregoing except for those that could not reasonably be expected to have a Material Adverse Effect.  The Intellectual Property licenses described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms.  The Company and each Subsidiary has complied in all material respects with, and is not in breach nor has received any written or, to the best of the Company’s knowledge, oral, asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license.  To the best of the Company’s knowledge, the Company’s and each Subsidiary’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any valid patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person, except for any such acts that would not have a Material Adverse Effect.  No claim has been made against the Company or any Subsidiary alleging the infringement by the Company or any Subsidiary of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.  The Company and each Subsidiary has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, each of the Company’s and each Subsidiary’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of its business as currently conducted.  The Company and each Subsidiary has at all times complied in all material respects with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company or any Subsidiary in the conduct of the Company’s or any Subsidiary’s business.  No written claims and, to the Company’s knowledge, no oral claims have been asserted or threatened against the Company or any Subsidiary alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any Subsidiary in the conduct of the Company’s or any Subsidiary’s business, except for those that could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.  The Company and each Subsidiary takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

(xvii)                    Other than with respect to Intellectual Property, which is addressed in Section 3(xvi), the Company and each Subsidiary has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and any Subsidiary, free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and all of the leases and subleases material to the business of the Company or any Subsidiary, and under which the Company or any Subsidiary holds properties described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xviii)                 No organized labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent, and the Company has no actual knowledge of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any Subsidiary.

(xix)                       No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any Subsidiary which could reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.  Each employee benefit plan of the Company or any Subsidiary is in compliance in all material respects with applicable law, including ERISA and the Code.  The Company and each Subsidiary has not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause, singularly or in the aggregate, the loss of such qualification to the extent such loss would have a Material Adverse Effect.

(xx)                          To the best of the Company’s knowledge, the Company and each Subsidiary is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect.

There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances regulated by Environmental Laws (“Hazardous Substances”) by or caused by the Company or any Subsidiary (or, to the Company’s knowledge and without independent investigation, any other entity for whose acts or omissions the Company or any Subsidiary is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; to the Company’s actual knowledge and without independent investigation, there has been no disposal, discharge, emission or other release onto property now leased by the Company or any Subsidiary or into the environment surrounding such property of any Hazardous Substance, except for any such disposal, discharge, emission, or other release in violation of Environmental Laws which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(xxi)                       The Company and each Subsidiary (i) has timely filed (or filed an extension to file) all necessary federal, state, local and foreign tax returns, and all such filed returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (bb), that would not, singularly or in the aggregate, have a Material Adverse Effect.  The Company and each Subsidiary has not engaged in any transaction which is a corporate tax shelter or which could reasonably be expected to be characterized as such by the Internal Revenue Service or any other taxing authority.  The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2008, the Company and each Subsidiary has not incurred any liability for taxes other than in the ordinary course.

(xxii)                    The Company and each Subsidiary carries, or is covered by, insurance provided by recognized, financially sound and reputable institutions with policies in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.  The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective businesses as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any Subsidiary has been denied any insurance coverage that it has sought or for which it has applied.

(xxiii)                 The Company and each Subsidiary maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxiv)                The minute books of the Company and each Subsidiary have been made available to the Underwriter and their counsel, and such books (i) contain a complete summary in all material respects of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company and each Subsidiary (or analogous governing bodies and interest holders, as applicable), since January 1, 2008 through the date of the latest meeting and action, and (ii) accurately, in all material respects, reflect all transactions referred to in such minutes.

(xxv)                   There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects.  Other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any Subsidiary or any of the other parties thereto, and neither the Company nor any Subsidiary has received notice nor does the Company have any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(xxvi)                No relationship, direct or indirect, exists between or among the Company and any Subsidiary on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any Subsidiary or any of their affiliates on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or a document incorporated by reference therein and which is not so described.

(xxvii)             No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any Subsidiary because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.  Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any Subsidiary under the Securities Act.

(xxviii)          Neither the Company nor any Subsidiary owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(xxix)                Except for this Agreement or as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or an Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering or the transactions contemplated by this Agreement.

(xxx)                   No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxi)                The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”).

(xxxii)             Neither the Company nor any Subsidiary, nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state, local or foreign office in violation of any law (including the Foreign Corrupt Practices Act of 1977, as amended) or of the character required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus or a document incorporated by reference therein.

(xxxiii)          There are no transactions, arrangements or other relationships between and/or among the Company or any Subsidiary, any of their affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or any Subsidiary’s liquidity or the availability of or requirements for their capital resources required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or a document incorporated by reference therein which have not been described as required.

(xxxiv)         There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(xxxv)            The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(xxxvi)         Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvii)      Neither the Company, nor any Subsidiary, nor any of their affiliates (within the meaning of FINRA Rule 5121(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section l(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(xxxviii)   No approval of the shareholders of the Company is required for the Company to issue and sell the Shares.

(xxxix)         All preclinical and clinical studies conducted by or on behalf of the Company or any Subsidiary that are material to the Company and its Subsidiaries, taken as a whole, are described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.  The descriptions in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus of the results of such studies are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical study the aggregate results of which are inconsistent with or otherwise call into question the results of any clinical study conducted by or on behalf of the Company or any Subsidiary that are described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.  Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not received any written notices or statements from the United States Food and Drug Administration (the “FDA”), the European Medicines Agency (“EMEA”) or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any clinical or preclinical studies that are described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.  The Company has not received and is otherwise not aware of any notices, correspondence or other communication from the FDA, the EMEA or other governmental regulatory agency or subdivision thereof, or any institutional or ethical review boards, asserting non-compliance with any applicable statutes, rules, regulations, orders, or other laws.

(xl)                              Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and except for routine regulatory notices not directed specifically to the Company or any Subsidiary, the Company has not received any written notices or statements from the FDA, the EMEA or any other governmental agency, and otherwise has no knowledge or reason to believe, that (i) any new drug application or marketing authorization application for any product or potential product of the Company or any Subsidiary is or has been rejected or determined to be non-approvable or conditionally approvable; (ii) a delay in time for review and/or approval of a marketing authorization application or marketing approval application in any other jurisdiction for any product or potential product of the Company or any Subsidiary is or may be required, requested or being implemented; (iii) one or more clinical studies for any product or potential product of the Company or any Subsidiary shall or may be requested or required in addition to the clinical studies described in the Registration Statement, the Time of Sale Disclosure Package

or the Final Prospectus as a precondition to or condition of issuance or maintenance of a marketing approval for such product or potential product; (iv) any license, approval, permit or authorization to conduct any clinical trial of or market any product or potential product of the Company or any Subsidiary has been, will be or may be suspended, revoked, modified or limited, except in the cases of clauses (i), (ii), (iii) and (iv) where such rejections, determinations, delays, requests, suspensions, revocations, modifications or limitations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xli)                           Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, to the Company’s knowledge, application for marketing approval, if any, of manufacture, distribution, promotion and sale of the products and potential products of the Company or any Subsidiary is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not received notice of adverse finding, warning letter or clinical hold notice from the FDA or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction, except notices, letters, and correspondences and non-U.S. counterparts thereof alleging or asserting such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, neither the Company nor any Subsidiary has, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or potential product of the Company or any Subsidiary, any alleged product defect of any product or potential product of the Company or any Subsidiary, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product or potential product of the Company or any Subsidiary, and the Company is not aware of any facts or information that would cause it to initiate any such notice or action and has no knowledge or reason to believe that the FDA, the EMEA or any other governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require, request or suggest such notice or action.  The pre-clinical or clinical studies, tests, investigations, and trials conducted by or on behalf of the Company or any Subsidiary that are described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus were and, if still in progress, are being, conducted in compliance with all applicable U.S. and foreign statutes, rules, regulations, orders, or other laws, and, for any data to be submitted to the FDA pursuant to such studies, all applicable Good Laboratory Practices and Good Clinical Practices in all material respects, except for such instances of non-compliance as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xlii)                        Any certificate signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

4.                                      Purchase, Sale and Delivery of Shares.

(a)                                 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase the Firm Shares.  The purchase price for each Firm Share shall be $4.675 per share (the “Per Share Price”).

(b)                                 The Company hereby grants to the Underwriter the option to purchase some or all of the Option Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase all or any portion of the Option Shares at the Per Share Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby.  This option may be exercised by the Underwriter at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Company (the “Option Notice”).  The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriter otherwise agree.

Payment of the purchase price for and delivery of the Option Shares shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (c) below.

(c)                                  The Firm Shares will be delivered by the Company to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Summer Street Research Partners, 101 Arch Street, Boston, MA, 02110, or such other location as may be mutually acceptable, at 10:00 a.m. Eastern time, on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act.  The time and date of delivery of the Shares is referred to herein as the “Closing Date.”  On the Closing Date, the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Underwriter may request at least one (1) business day before the Closing Date, to the Underwriter, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.

5.                                      Covenants.

(a)                                 The Company covenants and agrees with the Underwriter as follows:

(i)                                     During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriter that a Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (such period, the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Underwriter for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(ii)                                  From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iii)                               (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus.  If during such period any event occurs the result of which the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or its counsel to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Underwriter, allow the Underwriter the opportunity to provide reasonable comments on such amendment, Final Prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so as to correct such statement or omission or effect such compliance.

(B) If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)                              The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter reasonably designates and to continue such qualifications in effect so long as required for the distribution thereof, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(v)                                 The Company will furnish to the Underwriter and its counsel copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as any Underwriter may from time to time reasonably request.

(vi)                              The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)                           The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the Shares, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the its counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriter shall designate, (D) the fees and expenses of any warrant agent, any transfer agent or registrar, (E) the reasonable filing fees and reasonable fees and disbursements of its counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares, (F) listing fees, if any, and (G) all other costs and expenses incurred by it incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.  If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 9, the Company will reimburse the Underwriter for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder.

(viii)                        The Company intends to apply the net proceeds from the sale of the Shares for the purposes set forth in the Time of Sale Disclosure Package and in the Final Prospectus.

(ix)                              The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)                                 The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule I.  Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xi)                              The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date hereof (“Lock-Up Period”) at a per share price less than the public offering price per share set forth on the cover of the Final Prospectus, (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (A) the filing of a registration statement on Form S-4 or S-8, or (B) the filing of an amendment to any registration statement on Form S-1 originally filed prior to the date of this Agreement, which filing is made pursuant to a contractual obligation to do so in order to keep such registration statement effective for the continued registered resale of shares of Common Stock or warrants to purchase Common Stock previously issued and registered pursuant to such registration statement.  The restrictions contained in the preceding sentence shall not apply to (1) the Shares, (2) the issuance of Common Stock upon the exercise of options, warrants or subscription investment units disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package and the Final Prospectus, (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package and the Final Prospectus, and (4) the issuance of Common Stock or warrants to purchase Common Stock in strategic transactions, licensing arrangements, consulting agreements, joint ventures, collaborations, mergers or acquisitions so long as the primary purpose of any such issuance is not to raise capital for the Company.  Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives such extension in writing.

(xii)                           To use its best efforts to maintain the listing of the Common Stock on the Nasdaq Capital Market.

(xiii)                        To use its best efforts to assist the Underwriter with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter.

(xiv)                       To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as applicable, and to satisfy all conditions precedent to the delivery of the Shares.

6.                                      Conditions of the Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof, as of the Applicable Time, as of the Closing Date (as if made on the Closing Date) and as of any Option closing Date (as if made on such Option Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)                                 If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rules 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission or the Underwriter for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriter’s satisfaction.

(b)                                 The Shares shall be qualified for listing on the Nasdaq Capital Market.

(c)                                  FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)                                 The Underwriter shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriter’s reasonable opinion, is material, or omits to state a fact which, in the Underwriter’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)                                  On the Closing Date and each Option Closing Date, there shall have been furnished to the Underwriter the opinion and negative assurance letters of DLA Piper LLP, counsel for the Company, dated the Closing Date or such Option Closing Date, as applicable, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(f)                                   On the Closing Date and each Option Closing Date, there shall have been furnished to the Underwriter the opinion of Acuity Law Group, special intellectual counsel for the Company, dated the Closing Date or such Option Closing Date, as applicable, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(g)                                  The Underwriter shall have received on the date of the Applicable Time, a letter dated the date hereof, (the “Original Letter”), addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter and their counsel, from Moss Adams LLP, which letter shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and shall contain statements and information of the type customarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.  At the Closing Date and each Option Closing Date, the Underwriter shall have received from Moss Adams LLP, a letter, dated the Closing Date or such Option Closing, as applicable, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date or such Option Closing Date, as applicable, which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date or such Option Closing Date.

(h)                                 On the Closing Date and each Option Closing Date, there shall have been furnished to the Underwriter a certificate, dated the Closing Date or such Option Closing Date, as applicable, and addressed to the Underwriter, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)                                     The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date or such Option Closing Date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or such Option Closing Date, as applicable;

(ii)                                  No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)                               There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or any Option Closing Date.

(i)                                     On or before the date hereof, the Underwriter shall have received duly executed “lock-up” agreements, in the form of Schedule II, between the Underwriter and each of the executive officers and directors of the Company specified in Schedule III.

(j)                                    The Company shall have furnished to the Underwriter and its counsel such additional documents, certificates and evidence as the Underwriter or its counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date or any Option Closing Date (with respect to the Option Shares to be purchased on such Option Closing Date) and such termination shall be without liability of any party to any other party, except that Section 5(a)(vii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify, defend and hold harmless each of the Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Final Prospectus), any Issuer Free Writing Prospectus or the Marketing Materials or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f).

(b)                                 The Underwriter will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount of its commissions referenced in Section 4(a) actually received by such Underwriter pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                                  The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the several obligations of the Underwriter under this Section 7 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)                                   For purposes of this Agreement, the Underwriter confirms, and the Company acknowledges, that there is no information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth on the cover page of the Final Prospectus and in the “Underwriting” section of the Final Prospectus and Time of Sale Disclosure Package, in each case, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment, price stabilization, electronic distribution and related activities that may be undertaken by the Underwriter.

8.                                      Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriter and the Company contained in Section 5(a)(vii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder.

9.                                      Termination of this Agreement.

(a)                                 The Underwriter shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (with respect to the Option Shares to be purchased on such Option Closing Date), if in the discretion of the Underwriter, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriter, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares, (ii) trading in the Company’s Common

Stock shall have been suspended by the Commission or the NASDAQ Capital Market or trading in securities generally on the NASDAQ Global Market, New York Stock Exchange or NYSE Amex shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Global Market, New York Stock Exchange or NYSE Amex, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(vii) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b)                                 If the Underwriter elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriter by telephone, confirmed by letter.

10.                               Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriter, shall be mailed, delivered or telecopied to Summer Street Research Partners, 101 Arch Street, Suite 2010, Boston, MA 02110, telecopy number: (617) 345-3299, Attention: Don Munoz, Head of Investment Banking, with a copy to Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, NJ 07068, telecopy number: (973) 597-2383, Attention:  John D. Hogoboom; and if to the Company, shall be mailed, delivered or telecopied to it at Lpath, Inc., 4025 Sorrento Valley Boulevard, San Diego, CA 92121, telecopy number: (858) 678-0900, Attention: Scott R. Pancoast, President and Chief Executive Officer, with a copy to DLA Piper USA LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121, telecopy number: (858) 638-5128, Attention: Jeffrey C. Thacker; or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter.

12.                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company.

13.                               Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

14.                               Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

15.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.                               Submission to Jurisdiction.  The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.  THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS.

17.                               Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

LPATH, INC.

By:	/s/ Scott R. Pancoast
Name:	Scott R. Pancoast
Title:	President and Chief Executive Officer

Confirmed as of the date first above-

mentioned.

SUMMER STREET RESEARCH PARTNERS

By:	/s/ Don Munoz
Name:	Don Munoz
Title:	Head of Investment Banking

[Signature page to Underwriting Agreement]

SCHEDULE I

None

SCHEDULE II

Form of Lock Up Agreement

, 2012

Summer Street Research Partners
101 Arch Street

Boston, MA 02110

Re:                             LPATH, INC. OFFERING

Dear Sirs:

In order to induce Sumer Street Research Partners (the “Underwriter”), to enter in to a certain underwriting agreement with Lpath, Inc., a Nevada corporation (the “Company”), with respect to the public offering of securities of the company including shares of the Company’s Class A Common Stock, par value $0.001 per share (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) of ninety (90) days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of the Placement Agents, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the ninety (90) day period following the date of the Company’s final prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

[Signatory]
By:
Name:
Title:

SCHEDULE III

List of officers and directors executing lock-up agreements

Daniel H. Petree

Scott R. Pancoast

Jeffrey A. Ferrell

Dan Kisner

Charles A. Mathews

Donald R. Swortwood

Gary J.G. Atkinson